Exhibit 99.1

NEWS RELEASE

FDA Advisory Committee Panel Strongly Recommends Approval of Shield™ Blood Test

for Colorectal Cancer Screening as a Primary Non-Invasive Screening Option

May 23, 2024

•	The advisory committee offers valuable non-binding recommendations for the FDA

•	Blood test offers a convenient non-invasive screening option that overcomes barriers associated with current non-invasive screening tests

•	Shield remains on track to become the first FDA-approved blood test that meets performance requirements for Medicare coverage[1]

PALO ALTO, Calif. (BUSINESS WIRE) – Guardant Health, Inc. (Nasdaq: GH), a leading precision oncology company, today announced the Molecular and Clinical Genetics Panel of the U.S. Food and Drug Administration (FDA)’s Medical Devices Advisory Committee has strongly recommended FDA approval of the company’s Shield™ blood test for colorectal cancer (CRC) screening in adults age 45 and older who are at average risk for the disease.

The recommendation signals the advisory committee panel’s consensus on Shield’s safety and effectiveness with its proposed intended use, and their conclusion that its benefits as a primary non-invasive screening option outweigh any potential risks. The committee offers valuable perspective and non-binding recommendations for the FDA to factor in alongside other considerations during approval decisions. The FDA is expected to decide whether to approve Shield later this year.

“The advisory committee’s strong support for the approval of Shield reinforces the crucial role that a blood test option can have in improving CRC screening rates for those at average risk,” said AmirAli Talasaz, co-CEO of Guardant Health. “Despite the importance of detecting colorectal cancer early, there are notable barriers that can deter average-risk Americans from completing existing screening methods. Shield effectively detects cancer at an early stage when it is most treatable. Providing people with this blood test alongside other non-invasive stool tests can increase the rate of colorectal screening and potentially reduce preventable CRC deaths.”

The advisory committee panel members voted on three questions regarding the use of Shield in patients who meet the criteria specified in the proposed indication. They voted 8 to 1 favorably that there is reasonable assurance Shield is safe, 6 to 3 favorably that there is reasonable assurance Shield is effective, and 7 to 2 favorably that the benefits of Shield outweigh its risks.

Colorectal cancer is the second-leading cause of cancer-related deaths in the U.S.2 yet has a 91% five-year survival rate when caught at stage I (localized).3 Despite this, one out of three eligible Americans – 50 million people – are not being screened for CRC.4 Current primary non-invasive screening options include stool-based tests which have proven efficacy in detecting CRC; however, studies have consistently found that barriers such as handling stool and challenges performing the test impact adherence.5,6,7,8 Shield offers patients a choice that can be completed with a simple blood draw during a routine office visit.

“Sadly, 76% of deaths caused by colorectal cancer occur in individuals who are not up to date with their screening,”9 said Daniel Chung, MD, gastroenterologist at Massachusetts General Hospital and Professor of Medicine at Harvard Medical School. “Clinical evidence and CRC screening guidelines acknowledge the value of offering choice to individuals at average risk for CRC and highlight the role of patient preference in test selection and CRC screening completion.”

The panel’s recommendation is based on Guardant’s premarket approval (PMA) application for Shield, including the results of the pivotal ECLIPSE study evaluating the performance of the test for detecting CRC in average-risk adults. Results from the study, published in the March 2024 issue of The New England Journal of Medicine, showed that Shield demonstrated 83% sensitivity for the detection of CRC, with 90% specificity for advanced neoplasia. This performance is within range of existing stool-based tests used as primary CRC screening options, in which overall sensitivity ranges from 67% to 92%.10

For more information about Shield for CRC screening, visit BloodBasedScreening.com.

About the Shield test

The Shield test is a qualitative in vitro diagnostic test intended to detect colorectal cancer derived alterations in cell-free DNA from blood collected in the Guardant Blood Collection Kit. Shield is intended for colorectal cancer screening in individuals at average risk of the disease, age 45 years or older. Patients with an “Abnormal Signal Detected” may have colorectal cancer or advanced adenomas and should be referred for colonoscopy evaluation. Shield is not a replacement for diagnostic colonoscopy or for surveillance colonoscopy in high-risk individuals. The test is performed at Guardant Health, Inc.

About Guardant Health

Guardant Health is a leading precision oncology company focused on guarding wellness and giving every person more time free from cancer. Founded in 2012, Guardant is transforming patient care by providing critical insights into what drives disease through its advanced blood and tissue tests, real-world data and AI analytics. Guardant tests help improve outcomes across all stages of care, including screening to find cancer early, monitoring for recurrence in early-stage cancer, and helping doctors select the best treatment for patients with advanced cancer. For more information, visit guardanthealth.com and follow the company on LinkedIn, X (Twitter) and Facebook.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, including statements regarding the potential utilities, values, benefits and advantages of Guardant Health’s liquid biopsy tests or assays, which involve risks and uncertainties that could cause the actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors. These and additional risks and uncertainties that could affect Guardant Health’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in its Annual Report on Form 10-K for the year ended December 31, 2023, and any current and periodic reports filed with or furnished to the Securities and Exchange Commission thereafter. The forward-looking statements in this press release are based on information available to Guardant Health as of the date hereof, and Guardant Health disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Guardant Health’s views as of any date subsequent to the date of this press release.

References

1. The Shield test meets performance requirements for Medicare coverage under NCD 210.3.

2. American Cancer Society. Key Statistics for Colorectal Cancer. Accessed online May 21, 2024.

https://www.cancer.org/cancer/types/colon-rectal-cancer/about/key-statistics.html

3. American Cancer Society. Survival Rates for Colorectal Cancer. Accessed online May 21, 2024.

https://www.cancer.org/cancer/types/colon-rectal-cancer/detection-diagnosis-staging/survival-rates.html

4. National Colorectal Cancer Roundtable. 80% in Every Community. https://nccrt.org/our-impact/80-in-every-community. Accessed May 21, 2024.

5. Raymond V, Foster G, Hong Y et al. Implementation of Blood-Based Colorectal Cancer Screening: Real-World Clinical Experience. ACG 2023 Annual Scientific Meeting Abstracts. Vancouver, BC, Canada: American College of Gastroenterology.

6. Denberg TD, Melhado TV, Coombes JM, et al. Predictors of Nonadherence to Screening Colonoscopy. J Gen Intern Med. 2005;20(11):989-995.

7. Gellad ZF, Stechuchak KM, Fisher DA, et al. Longitudinal Adherence to Fecal Occult Blood Testing Impacts Colorectal Cancer Screening Quality. Am J Gastroenterol. 2011;106(6):1125-1134.

8. Inadomi JM, Vijan S, Janz NK, et al. Adherence to Colorectal Cancer Screening: A Randomized Clinical Trial of Competing Strategies. Arch Intern Med. 2012;172(7):575-582.

9. Doubeni, CA, et al. Modifiable Failures in the Colorectal Cancer Screening Process and Their Association with Risk of Death. Gastroenterology. 2019 Jan; 156(1): 63–74.e6.

Investor Contact:

Zarak Khurshid

investors@guardanthealth.com

Media Contact:

Mike Weist

press@guardanthealth.com

+1 650-647-3643